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                                                                   EXHIBIT 3.1


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                OF IMMUSOL, INC.



         The undersigned, Tsvi Goldenberg, Ph.D. and J. Casey McGlynn hereby certify that:

         ONE: Dr. Goldenberg is the duly elected Chairman of the Board and Chief Executive Officer and Mr. McGlynn is the duly elected Secretary of the corporation.

         TWO: The Amended and Restated Articles of Incorporation of the corporation shall be amended and restated to read in full as follows:

                                       I.

         The name of this corporation is Immusol, Inc.

                                      II.

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

         This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is 23,491,700 shares. 20,000,000 shares shall be Common Stock, with a par value of $0.001 per share. 3,491,700 shares shall be Preferred Stock, with a par value of $0.001 per share, 2,000,000 of which are designated Series A Preferred Stock, 922,800 of which are designated Series B1 Preferred Stock, 264,600 of which are designated Series B2 Preferred Stock, and 304,300 of which are designated Series B3 Preferred Stock.





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                                      IV.

         The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and Preferred Stock are as follows:

         1. Dividend Provisions. The dividends shall be payable when, as and if declared by the Board of Directors, and shall not be cumulative. The dividends on the outstanding shares of Series A, Series B1, Series B2, and Series B3 Preferred Stock shall be paid out of any funds legally available therefor at the rate of $0.08, $0.44, $0.60, and $0.79 per share, respectively, per annum (as determined on a per annum basis and on an as converted basis for the Preferred Stock). As long as shares of Preferred Stock are outstanding, no dividends shall be payable on the Common Stock.

         2.      Liquidation Preference.

                 (a) Preferred Preference. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Preferred Stock shall be entitled to receive, out of the assets of this corporation available to distribution to its shareholders, whether such assets are capital, surplus, or earnings, and prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $1.00, $5.46, $7.56, and $9.86 for each outstanding share of Series A, Series B1, Series B2, and Series B3 Preferred Stock, respectively, plus an amount equal to any declared but unpaid dividends on such shares up to the date fixed for distribution (such amounts being referred to herein as the "Premium"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full Premium, then the entire assets and funds of this corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the full amount each such holder is otherwise entitled to receive.

                 After the payment in full or the setting apart in trust by the corporation of payment to the holders of Preferred Stock of the preferential amounts so payable to them, each share of Common Stock shall receive pro rata the remaining assets of the corporation.

                 (b) Mergers. A merger, or any consolidation of this corporation with or into any other corporation or other entity or person, or any other corporate reorganization or





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transaction or series of related transactions by this corporation in which the shareholders of this corporation immediately prior to the merger, consolidation or reorganization possess less than fifty percent (50%) of the voting power of the surviving entity (or its parent) immediately after the merger, consolidation or reorganization or a sale or other disposition of all or substantially all of the assets of this corporation shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.

                 Any securities or other property to be delivered to the holders of the Preferred Stock and Common Stock upon merger, consolidation, reorganization or sale of substantially all the assets of the corporation shall be valued as follows:

                          (i)     Securities not subject to investment letter or
other similar restrictions on free marketability:

                                        (A)     if traded on a securities
exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

                                        (B)     if actively traded
over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and

                                        (C)     if there is no active public
market, the value shall be the fair market value thereof as mutually determined by the corporation and the holders of not less than a majority of the outstanding shares of Preferred Stock, provided that if the corporation and the holders of a majority of the outstanding shares of Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the corporation, but acceptable to the holders of a majority of the outstanding shares of Preferred Stock.

                          (ii)    The method of valuation of securities subject
to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as provided in Sections 2(b)(i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of a majority of the outstanding shares of Preferred Stock.

                          (iii)   All other securities or other property shall
be valued at the fair market value thereof, as mutually determined by this corporation and the holders of a majority of the outstanding shares of Preferred Stock.

                          (iv)    If the holders of a majority of the
outstanding shares of the Preferred Stock and the corporation are unable to reach agreement on any valuation matter,





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such valuation shall be submitted to and determined by a nationally recognized independent investment banking firm selected by this corporation's board of directors and the holders of a majority of the outstanding shares of the Preferred Stock (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules.)

                 (c) In the event the requirements of Section 2(b) hereof are not complied with, this corporation shall forthwith either: (i) cause such closing to be postponed until such time as the requirements of this Section 2 shall be complied with; or (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(d) hereof.

                 (d) Not later than thirty (30) days before any event of liquidation, dissolution or winding up under this Section 2, the corporation shall deliver a notice to each holder of the Preferred Stock announcing such proposed liquidation, dissolution or winding up. Such notice shall include a description of the amounts that would be paid to the holders of the Preferred Stock under this Section 2 and of the consideration that such holders would receive if they exercised their rights to convert their shares of Preferred Stock into shares of Common Stock. Not later than 10 days after delivery of such notice, each holder of the Preferred Stock may deliver an election to the corporation notifying the corporation that the holder desires that such holder's shares of Preferred Stock be treated as if such shares had been converted into shares of Common Stock. If such election is delivered, such shares of Preferred Stock subject to such holder's notice shall be treated for purposes of the liquidation, dissolution or winding up as if such shares had been converted into Common Stock in accordance with the provisions of Section
4. If no such election is delivered, such holder shall receive the amounts as provided for the holders of Preferred Stock under this Section 2.

                 (e) Consent for Certain Repurchase. Each holder of an outstanding share of Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California General Corporation Law, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for the right of said repurchase between the corporation and such persons.





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         3.      Voting Rights.

                 (a) The holder of each share of Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote and except as otherwise set forth herein. The holder of each share of Preferred Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock could be converted on the record date for the vote or consent of shareholders. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Preferred Stock held by each holder) shall be disregarded.

                 (b)      (i)     Notwithstanding the foregoing, as long as
more than 500,000 shares of Series A Preferred Stock are outstanding, the holders of Series A Preferred Stock, voting as a separate class, shall have the right to elect one member of the corporation's board of directors. The holders of Common Stock and Series B1, Series B2, and Series B3 Preferred Stock, voting together as a single class, shall have the right to elect all other members of the corporation's board of directors.

                          (ii)    If there are less than or equal to 500,000
shares of Series A Preferred Stock outstanding, the holders of Common Stock, Series A Preferred Stock, and Series B1, Series B2, Series B3 Preferred Stock, voting together as a single class, shall have the right to elect all members of the corporation's board of directors.

                          (iii) Notwithstanding any Bylaw provisions to the
contrary, the shareholders entitled to elect a particular director shall be entitled to remove such director or to fill a vacancy in the seat formerly held by such director, all in accordance with the applicable provisions provided in the California Corporations Code.

         4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                 (a) Right to Convert. Each share of Preferred Stock shall be convertible into fully paid and nonassessable shares of Common Stock without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Preferred Stock. Each share of Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) per share in effect for each series of Preferred Stock at the time of conversion into the per share Conversion Value (as hereinafter defined) of such series. The initial Conversion Price per share of Series A, Series B1, Series B2, and Series B3 Preferred





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Stock shall be $1.00, $5.46, $7.56, and $9.86, respectively.  The per share
Conversion Value of the Series A, Series B1, Series B2, and Series B3 Preferred Stock shall be $1.00, $5.46, $7.56, and $9.86, respectively. The initial Conversion Prices of Preferred Stock shall be subject to adjustment from time to time as provided below. The number of shares of Common Stock into which a share of a series of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series.

                 (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Rate immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the corporation in which (a) the public offering price equals or exceeds $5.50 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and (b) the aggregate proceeds raised by the corporation, equals or exceeds $7,500,000.

                 (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate(s) therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred Stock and shall give written notice to the corporation at such office that he elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to
Section 4(b) hereof). The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock certificate(s) for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash for all declared and unpaid dividends on the shares of Preferred Stock being converted, to and including the time of conversion, and, if less than all of the shares of stock represented by such Preferred Stock certificate(s) are converted, a certificate representing the shares of Preferred Stock not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to Section 4(b) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in Section 4(b)) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                 (d) Fractional Shares. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as reasonably determined by the board of directors of the corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of





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Preferred Stock of each holder to be converted at such time into Common Stock and the number of shares of Common Stock issuable upon such conversion.

                 (e) Adjustment of Conversion Price. The Conversion Prices of each series of Preferred Stock shall be subject to adjustment from time to time as follows:

                                  (i)      If the corporation shall issue or
sell, any Common Stock other than "Excluded Stock," as defined below, for a consideration per share less than the Conversion Price of the Series A Preferred Stock in effect immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by Sections 4(e)(iii), (iv),
(v), and (vi)), the Conversion Price of the Series A Preferred Stock in effect after each such issuance shall thereafter (except as provided in this Section 4(e)) be adjusted to a price equal to the quotient obtained by dividing:

                                           (A)     an amount equal to the sum of

                                                   (x)    the total number of
shares of Common Stock outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock, or deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below) immediately prior to such issuance multiplied by the Conversion Price of the Series A Preferred Stock in effect immediately prior to such issuance, plus

                                                    (y)    the consideration
received by the corporation upon such issuance, by

                                           (B)     the total number of shares of
Common Stock outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock or deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below) immediately prior to such issuance plus the additional shares of Common Stock issued in such issuance (but not including any additional shares of Common Stock deemed to be issued as a result of any adjustment in the Conversion Price of the Series A Preferred Stock resulting from such issuance).

                                           For purposes of any adjustment of the
Conversion Price of the Series A Preferred Stock pursuant to this clause (i), the following provisions shall be applicable:





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                                        (1)      In the case of the issuance of
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the corporation in connection with the issuance and sale thereof.

                                        (2)      In the case of the issuance of
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the board of directors of the corporation, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of such determination, the corporation's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of the corporation shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued.

                                        (3)      In the case of the issuance of
(i) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock), (ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                        (A)      the aggregate maximum number of
shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                        (B)      the aggregate maximum number of
shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                                        (C)      on any change in the number of
shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or





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exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price of the Series A Preferred Stock shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                                        (D)     on the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                                  (ii)     "Excluded Stock" shall mean:

                                        (A)     all shares of Common Stock
issued or issuable to officers, directors, consultants or employees of the corporation pursuant to any plan or arrangement approved by the board of directors of the corporation; and

                                        (B)     all shares of Series A
Preferred Stock and the Common Stock into which the shares of Series A Preferred Stock are convertible.

                                        (C)     all shares of Series B1, Series
B2, and Series B3 Preferred Stock and the Common Stock into which the shares of Series B1, Series B2, and Series B3 Preferred Stock are convertible.

                                        All outstanding shares of Excluded
Stock (including any shares issuable upon conversion of the Preferred Stock but excluding shares reserved for issuance for option plans for which options have not yet been granted) shall be deemed to be outstanding for all purposes of the computations of Section 4(e)(i) above.

                                  (iii)    If the number of shares of Common
Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such





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payment is made or such change is effective, the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be increased in proportion to such increase of outstanding shares.

                                  (iv)     If the number of shares of Common
Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price of each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                                  (v)      In case the corporation shall
declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of Preferred Stock shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which each series of Preferred Stock is convertible.

                                  (vi)     In case, at any time after the date
hereof, of any capital reorganization, or any reclassification of the stock of the corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the corporation with or into another person (other than a consolidation or merger in which the corporation is the continuing entity and which does not result in any change in the Common Stock), or of the sale or other disposition of all or substantially all the properties and assets of the corporation, the shares of Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Preferred Stock into Common Stock. The provisions of this clause (vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                                  (vii)    All calculations under this Section
4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                                  (viii)   For the purpose of any computation
pursuant to this Section 4(e), the "Current Market Price" at any date of one share of Common Stock, shall be





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deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (viii) are available for the period required hereunder, Current Market Price shall be determined in good faith by the board of directors of the corporation, but if challenged by the holders of more than 50% of the outstanding Preferred Stock, then as determined by an independent appraiser selected by the board of directors of the corporation, the cost of such appraisal to be borne by the challenging parties.

                 (f) Minimal Adjustments. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price. At no time, however, shall the Conversion Price be adjusted upward for subsequent issuances or sales for a consideration per share higher than the then current conversion price.

                 (g) No Impairment. The corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

                 (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this
Section 4, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate of such series at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversions of such holder's shares of Preferred Stock.

                 (i) Notices of Record Date. In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of





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
any class or any other securities or property or to receive any other right, the corporation shall mail to each holder of Preferred Stock at least twenty
(20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

                 (j) Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                 (k) Notices. Any notice required by the provisions of this Section 4 to be given to the holder of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

                 (l) Reissuance of Converted Shares. No shares of Preferred Stock which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the corporation.

         5. Protective Provisions. So long as shares of Preferred Stock are outstanding, this corporation shall not, and shall not permit any subsidiary to, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock:

                 (a) sell, lease, convey, assign or otherwise dispose of or encumber all or substantially all of its property, assets or business or of any of its subsidiaries' property, assets or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of or effect any reclassification or other change of any stock, or any recapitalization or dissolution, liquidation or winding up of the corporation or make any agreement to become obligated to do so;

                 (b) repurchase, redeem or otherwise acquire for value any shares of Common Stock except repurchases of Common Stock at the original issuance price from employees, officers, directors and consultants pursuant to the terms of the agreement between the Company





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and such purchasers pursuant to which the corporation has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment by or service to the corporation or any subsidiary of the corporation;

                 (c) change or alter the rights, preferences, privileges or restrictions of the Preferred Stock;

                 (d) increase or decrease the aggregate number of authorized shares of Preferred Stock, other than an increase as provided in either subdivision (b) of Section 405 or subdivision (c) of Section 902 of the California Corporations Code;

                 (e) create a new class or series of shares having rights, preferences or privileges prior to or on parity with the Preferred Stock or increase the rights, preferences or privileges or the number of authorized shares of any class having rights, preferences or privileges prior to or on parity with the Preferred Stock; for purposes of this subsection, any indebtedness convertible into or exchangeable for a new class or series of shares of capital stock of the corporation shall be considered to be a new class or series of shares having rights, preferences, privileges or restrictions prior to the Preferred Stock;

                 (f) increase or decrease the corporation's authorized capitalization;

                 (g) declare or pay any dividends on or declare or make any other distribution, direct or indirect, (other than a dividend payable solely in shares of Common Stock) on account of the Common Stock or any other shares of the corporation or set apart any sum for any such purpose; or

                 (h) amend this Amended and Restated Articles of Incorporation.

         6. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted, the shares so converted shall be canceled and shall not be issuable by the corporation, and the Articles of Incorporation, as amended, of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

                                       V.

         1. Limitation of Directors' Liability. The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         2. Indemnification of Corporate Agents. This corporation is authorized to indemnify its agents to the fullest extent permissible under California law. For purposes of this provision the term "agent" has the meaning set forth in Section 317 of the California Corporations Code.

         3. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right of indemnification or limitation of liability of an agent of this corporation relating to acts or omissions occurring prior to such repeal or modification.


         THREE: The foregoing amendment and restatement of the Amended and Restated Articles of Incorporation has been approved by the Board of Directors.

         FOUR: The foregoing amendment and restatement of the Amended and Restated Articles of Incorporation has been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment is 7,045,000 shares of Common Stock and 2,915,477 shares of Preferred Stock. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of Preferred Stock.

         We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Executed at San Diego, California on June 15, 1995.



                                       /s/ TSVI GOLDENBERG
                                       --------------------------------
                                       Tsvi Goldenberg, Ph.D.,
                                       Chairman of the Board and
                                       Chief Executive Officer


                                       /s/ J. CASEY MCGLYNN
                                       -------------------------------
                                       J. Casey McGlynn, Secretary





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